Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 333-104315 and 333-150060) of our report dated March 28, 2011, with respect to the financial statements of Emergent Group Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
March 28, 2011